Exhibit 99

For immediate release	Contact: Joseph Fitzgerald
April 24, 2003	(310) 449-3660

MGM ANNOUNCES STRONG FIRST QUARTER CASH FLOW

Santa Monica, CA – Metro-Goldwyn-Mayer Inc. (NYSE:MGM) today announced that net cash provided by operating activities in the quarter ended March 31, 2003 was $108.3 million, representing a $153.4 million positive swing from the $45.1 million of cash used by operating activities in the first quarter of 2002.

Revenues increased by 25 percent in the first quarter of 2003 to $395.2 million, compared to $315.1 million in the prior year period.

The Company reported a reduced net loss of $55.8 million, or $.22 per share, in the first quarter of 2003, compared to a net loss of $90.8 million, or $.37 per share, in last year’s first quarter. As previously set forth in the Company’s 2003 guidance, the Company’s earnings, but not its cash flow, was impacted by film amortization.

Commenting on these results, Alex Yemenidjian, Chairman and Chief Executive Officer, said: “This quarter marks an inflection point for MGM in terms of generating significant free cash flow, which we plan to allocate towards stock buybacks, debt reduction, and acquisition opportunities.”

Chris McGurk, Vice Chairman and Chief Operating Officer, added: “Our highlights in the quarter included the successful theatrical release of Agent Cody Banks, the launch of MGM-branded channels in Germany, Austria and The Netherlands and continued growth in home entertainment library market share.”

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FIRST QUARTER 2003 OPERATING HIGHLIGHTS:

•	Worldwide Home Entertainment revenues increased 16 percent.

•	Worldwide DVD unit shipments increased 25 percent.

•	The Home Entertainment Group’s library market share in the U.S. increased to 18 percent in the quarter and has doubled since 2000.

•	Agent Cody Banks, released on March 14, has grossed over $45 million in domestic box-office to date.

•	The 20th James Bond film, Die Another Day, set new franchise box office records in Japan and Italy and has now grossed almost $430 million in worldwide box office.

•	Bowling For Columbine won the Academy Award for best documentary. The film has set a new record for highest-grossing, narrated documentary.

•	She Spies completed its first season as the highest-rated weekly syndicated drama to premiere during the 2002-2003 television season. The second season will premiere in the fall.

•	On March 1st, MGM Networks launched a branded channel in The Netherlands.

•	On April 1st, MGM Networks launched a branded channel in Germany and Austria, the largest cable and satellite market in Europe, extending MGM Networks’ reach to approximately 100 countries.

•	Pursuant to the previously authorized 10 million share stock repurchase program, the Company purchased 3.4 million shares during the quarter at an average price of $10.60 per share. On a cumulative basis, the Company has purchased 6.3 million shares at an average price of $10.97 per share.

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Metro-Goldwyn-Mayer Inc. (NYSE: MGM), through its Metro-Goldwyn-Mayer Studios Inc. subsidiary, is actively engaged in the worldwide production and distribution of entertainment product, including motion pictures, television programming, home video, interactive media, music, and licensed merchandise. The Company owns the largest modern film library in the world, consisting of approximately 4,000 titles. Its operating units include MGM Pictures, United Artists, MGM Television Entertainment, MGM Networks, MGM Distribution Co., MGM Worldwide Television Distribution, MGM Home Entertainment, MGM On Stage, MGM Consumer Products, MGM Music, MGM Interactive and MGM Online.

In addition, MGM owns a 20 percent equity interest in three of Rainbow Media Holding Inc.’s successful national cable networks: AMC (American Movie Classics), IFC (The Independent Film Channel) and WE: WOMEN’S ENTERTAINMENT, and internationally has ownership interests in television channels reaching almost 100 countries around the globe. For more information on MGM, visit MGM Online at http://www.mgm.com.

This news release contains forward-looking statements that are based upon the Company’s estimates and expectations concerning future events and are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These risks and uncertainties include, among other things, future competitive and market conditions, whether the Company’s products achieve customer acceptance, future business decisions, and other factors, including those described in the Company’s filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the control of MGM. In light of the significant uncertainties inherent in the forward-looking information herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s

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objectives or plans will be realized. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities of the Company.

# # #

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Metro-Goldwyn-Mayer Inc.

Condensed Consolidated Results of Operations

Quarters Ended March 31, 2003 and 2002

	Quarters Ended March 31,
	2003	2002
	(In thousands, except share and per share data) (unaudited)
Revenues:
Feature films	$356,069	$280,646
Television programming	31,528	25,121
Other	7,594	9,361

Total revenues	$395,191	$315,128

*EBITDA:
Feature films	$(8,579)	$(44,751)
Television programming	(2,442)	(4,390)
Other	3,437	3,630
General and administration expenses	(26,232)	(16,259)

EBITDA	(33,816)	(61,770)
Depreciation	(5,239)	(4,628)

Operating loss	(39,055)	(66,398)
Equity in net earnings (losses) of investees	2,490	(6,834)
Interest expense, net of amounts capitalized	(17,949)	(16,095)
Interest and other income, net	3,308	695

Loss before provision for income taxes	(51,206)	(88,632)
Income tax provision	(4,616)	(2,160)

Net loss	$(55,822)	$(90,792)

Loss per share:
Basic and diluted
Net loss	$(0.22)	$(0.37)

Weighted average number of common shares outstanding:
Basic and diluted	248,469,650	242,526,586

*	EBITDA, which is reconciled to operating loss and net loss in the above table, is defined as operating loss before depreciation. The Company believes that EBITDA should be considered in addition to, not as a substitute for or superior to, operating income, net earnings, net cash provided by operating activities and other measures of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”). The Company uses EBITDA as one of many measures to evaluate both the operating performance of its business segments and performance for compensation purposes. MGM believes that EBITDA is also used by many investors, equity analysts and others as a measure of performance to make informed investment decisions. The EBITDA presented may not be comparable to similarly titled measures reported by other companies.

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Metro-Goldwyn-Mayer Inc.

Condensed Consolidated Balance Sheets

March 31, 2003 and December 31, 2002

(In thousands, except share data)

	March 31,	December 31,
	2003	2002
	(unaudited)
ASSETS
Cash and cash equivalents	$639,455	$593,131
Short-term investments	36,734	6,488
Accounts and contracts receivable (net of allowance for doubtful accounts of $40,508 and $40,980, respectively)	486,193	590,637
Film and television costs, net	1,840,033	1,870,692
Investments in and advances to affiliates	614,395	620,132
Property and equipment, net	40,037	41,397
Goodwill	516,706	516,706
Other assets	27,497	29,791

	$4,201,050	$4,268,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Bank and other debt	$1,156,467	$1,156,725
Accounts payable and accrued liabilities	190,032	212,792
Accrued participants’ share	269,443	263,070
Income taxes payable	32,360	33,030
Advances and deferred revenues	61,488	65,051
Other liabilities	61,344	23,840

Total liabilities	1,771,134	1,754,508

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 500,000,000 shares authorized, 251,960,505 shares issued	2,520	2,520
Additional paid-in capital	3,915,007	3,914,923
Deficit	(1,401,634)	(1,345,812)
Accumulated other comprehensive loss	(12,161)	(18,361)
Less: treasury stock, at cost, 6,403,873 shares	(73,816)	(38,804)

Total stockholders’ equity	2,429,916	2,514,466

	$4,201,050	$4,268,974

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Metro-Goldwyn-Mayer Inc.

Supplemental Financial Information: Consolidated and Unconsolidated Companies

Quarters Ended March 31, 2003 and 2002

	Quarters Ended March 31,
	2003	2002
	(In thousands) (unaudited)
Revenues:
Consolidated companies
Feature films	$356,069	$280,646
Television programs	31,528	25,121
Other	7,594	9,361

Total consolidated revenues	395,191	315,128
Unconsolidated companies
Equity interest in cable channels	28,503	31,752

Total consolidated and unconsolidated revenues	$423,694	$346,880

EBITDA:
Consolidated companies
Feature films	$(8,579)	$(44,751)
Television programs	(2,442)	(4,390)
Other	3,437	3,630
General and administration expenses	(26,232)	(16,259)

Total consolidated EBITDA	(33,816)	(61,770)
Unconsolidated companies
Equity interest in cable channels	4,653	2,793

Total consolidated and unconsolidated EBITDA	$(29,163)	$(58,977)